UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Letter Agreement

On March 30, 2017, EnerJex Resources, Inc., a Nevada corporation (the "Company") and its subsidiaries, EnerJex Kansas, Inc., Black Raven Energy, Inc., Adena, LLC, Working Interest, LLC and Black Sable Energy, LLC (the "Subsidiaries"), entered into a First Amendment (the "Amendment") to that certain Letter Agreement dated February 10, 2017, with PWCM Investment Company IC LLC, a Delaware limited liability company and other parties named in that Letter Agreement (collectively, the "Successor Lender"), pursuant to which the parties agreed (i) to move the deadline for obtaining shareholder approval of the transactions described in the Letter Agreement from March 31, 2017, to April 30, 2017, (ii) to move the Closing Date from April 30, 2017, to May 1, 2017, (iii) that in lieu of making a Cash Payment of $3,300,000 at the Closing, the Company and the Subsidiaries would issue to the Successor Lender a nonrecourse Restated Secured Note in the principal amount of $4,500,000, which would bear interest at a rate of 16% per annum, would mature on November 1, 2017 (subject to two 90-day extension upon payment of a $100,000 extension fee for each extension), and would be prepayable in full prior to maturity with a discounted payment of $3,300,000, (iv) the Company would contribute title to all of its Kansas oil and gas assets into a wholly-owned, bankruptcy-remote, Delaware limited liability company that would guaranty the Restated Secured Note and grant a lien in its Kansas oil and gas assets, and the net cash receipts therefrom, to secure that Guaranty.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1

First Amendment to Letter Agreement dated March 30, 2017, by and among RES Investment Group, LLC, Round Rock Development Partners, L.P., Cibolo Holdings, LLC, PWCM Investment Company IC LLC, EnerJex Resources, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc. and Adena, LLC.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

EnerJex plans to file with the SEC and mail to shareholders a Proxy Statement in connection with the transactions described above. The Proxy Statement will contain important information about EnerJex, the related transactions and other related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able obtain free copies of the Proxy Statement and other documents filed with the SEC by EnerJex through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain a free copies of the Proxy Statement from EnerJex by contacting EnerJex's Investor Relations at 210-451-5545, as well as a copy from the Company's website at www.enerjex.com.

EnerJex and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the related transactions. Information regarding EnerJex's directors and executive officers is contained in EnerJex's Annual Report on Form 10-K for the year ended December 31, 2015, its proxy statement dated April 3, 2015, and this Current Report on Form 8-K, all of which are filed with the SEC. You can obtain free copies of these documents from EnerJex using the contact information set forth above. Additional information regarding interest of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Report regarding the proposed transactions, the expected timetable for complete the transactions, future financial and operating results, benefits and synergies of the transactions, management's future expectations, beliefs, goals, plans or prospective constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1994. Any statements that are not statements of historical fact (including statements continuing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-lo9oking statements. Important factors that might cause such a difference include, but are not limited to: the ability of the Company to obtain shareholder approval of the transactions, the possibility that the transactions may not close or the closing may be delayed, and other events and factors disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: March 31, 2017	By:	/s/ Louis G. Schott
Louis G. Schott, Chief Executive Officer